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Exhibit 10(c)                                                   Revised 01/01/01








                     IBT BANCORP, INC. AND RELATED COMPANIES

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS



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                                TABLE OF CONTENTS
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


1.       Amendment and Restatement of Existing Plan............................1

2.       Participating Companies...............................................1

3.       Participants..........................................................1

4.       Deferred Chairman's Salary, Retainer and Fees.........................1

5.       Method of Deferral and Distribution...................................1

6.       Distribution..........................................................2

7.       Participant's Rights Unsecured........................................3

8.       Unfunded Plan.........................................................4

9.       Amendments to the Plan................................................4

10.      Termination of Plan...................................................4

11.      Expenses..............................................................4

12.      Status of Plan........................................................4

13.      Binding Effect........................................................4

14.      Incompetency..........................................................4

15.      Assignment of Rights..................................................5

16.      Named Fiduciary.......................................................5

17.      Governing Law.........................................................5

18.      Severability..........................................................5

19.      Period of Economic Hardship...........................................6

20.      Prior Plans...........................................................6


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                                  EXHIBIT 10(c)
                                IBT BANCORP, INC.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

1. AMENDMENT AND RESTATEMENT OF EXISTING PLAN. Effective January 1, 1990, Isabella Bank and Trust adopted the Isabella Bank and Trust Directors Deferred Income Agreement. That Plan was amended and restated effective January 1, 1996 by the adoption of the Isabella Bank and Trust Deferred Compensation Plan for Directors. The plan has been amended and restated as the IBT Bancorp, Inc. and Related Companies Deferred Compensation Plan for Directors (the "Plan"), and the Participating Companies have adopted the amended and restated Plan effective January 1, 2000.

2. PARTICIPATING COMPANIES. For purposes of the Plan, "Participating Companies" shall mean collectively, IBT Bancorp, Inc., Isabella Bank and Trust, Farmers State Bank, IBT Title, Inc., IBT Financial Services, Inc., and any other entity whose governing body authorizes participation in this Plan where IBT Bancorp, Inc., by its Board of Directors, has approved said participation, and their successor or successors. Each said company is also referred to herein as a "Participating Company".

3. PARTICIPANTS. Any director of a Participating Company receiving chairman's salary, a retainer or board fees may elect to become a participant ("Participant") under this Plan by providing written notice to his or her Participating Company, in the form prescribed by the Participating Company.

4. DEFERRED CHAIRMAN'S SALARY, RETAINER AND FEES. Each Participant may defer all or any portion (subject to a minimum required deferral of at least 25%) of his chairman's salary (if any), retainer and fees (including committee fees) which are earned for the year from any Participating Company commencing after the date of said election as he may specify in said written notice to said Participating Company, and such amounts so deferred shall be paid only as hereinafter provided. Any Participant may change the amount of, or suspend, future deferrals with respect to chairman's salary (if any), fees and retainers earned for years commencing after the date of change or suspension as he may specify by written notice to the Participating Company. Following any such suspension, the individual may make a new election to again become a Participant. No Participant may make such a change more often than once in any 12-month period or again become a Participant within 12 months after the date of a suspension. The election to defer shall be irrevocable as to the deferred chairman's salary (if any), retainer and fees for the particular 12-month period.

5.       METHOD OF DEFERRAL AND DISTRIBUTION.

  (a) For each Participant electing to participate in this Plan, each Participating Company for whom the Participant has made a deferral election shall maintain a deferred money account ("Deferred Money Account") which shall periodically be converted into a stock


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         unit account ("Stock Unit Account") for each such Participant. Each
         Participant will be furnished annually with a statement of his Account(s).

  (b) Deferred chairman's salary (if any), retainers and fees of each Participant shall be credited as a dollar amount to the Participant's Deferred Money Account(s) on the date they otherwise would be payable and shall be converted into stock units quarterly at March 1, June 1, September 1, and December 1 in each year (the "Valuation Dates") by dividing the dollar balance of such Deferred Money Account(s) as of the end of each such quarter by the price of a share of IBT Bancorp, Inc. common stock as determined by the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan or if said plan shall not be in operation at that time, as determined by the Board of Directors of IBT Bancorp, Inc. The number of stock units for full shares so determined shall be credited to the Participant's Stock Unit Account(s) and the aggregate value thereof at said closing price shall be charged to the Participant's Deferred Money Account(s). Any cash balance remaining in the Participant's Deferred Money Account(s) after such charge shall be used together with other subsequent credits thereto at the next Valuation Date.

  (c) Additional credits will be made to each Participant's Deferred Money Account(s) in dollar amounts equal to the cash dividends (or the fair market value of dividends paid in property) the Participant would have received from time to time had he been the owner on the record dates with respect thereto of the number of shares of IBT Bancorp, Inc. common stock equal to the number of stock units in his Stock Unit Account on such dates. In the case of a stock dividend or stock split, additional credits will be made to each Participant's Stock Unit Account(s) of the number of stock units equal to the number of full shares of IBT Bancorp, Inc. common stock in the case of a stock dividend or a stock split which such Participant would have received from time to time had he been the owner on the record dates with respect thereto of the number of shares of IBT Bancorp, Inc. common stock equal to the number of stock units in his Stock Unit Account(s) on such dates.

6.       DISTRIBUTION.

  (a) Upon termination of a Participant's service with a Participating Company (including mandatory retirement from the Participating Company's Board of Directors), and/or upon attainment of age 65 (each event being a "Distribution Event") the Participant, with said Participating Company's consent, shall receive:

         (i) payment in cash of the balance in his Deferred Money Account maintained with the Participating Company, if any, remaining after the Valuation Dates occurring in the calendar year of the Distribution Event, but after the date of the Distribution Event; and

         (ii) payment of the balance in his Stock Unit Account maintained with the Participating Company as of the date of the Distribution Event, in shares of IBT Bancorp, Inc.



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               common stock, or at the option of the Participant as he directs by written notice delivered to the Participating Company within thirty (30) days after the date of the Distribution Event, in cash equal to the purchase cost of such shares, or in any combination of stock or cash.


         (iii) The distributions in 6(a)(i) and (ii) above shall be payable in monthly installments for a total of 120 consecutive monthly installments commencing no sooner than six months following the last Valuation Date that occurred prior to the Distribution Event. Such distributions may be paid in a single sum as determined by the Participating Company in its sole discretion. The Participating Company may counsel with Participant prior to such determination.

  (b) If such Participant shall cease his service with the Bank by reason of his death or if he shall die after he shall be entitled to distributions hereunder but prior to receipt of all distributions hereunder, all cash or IBT Bancorp, Inc. common stock then distributable hereunder shall be distributed to such beneficiary as such Participant shall designate by an instrument in writing filed with the Participating Company, or in the absence of such designation, to his personal representative, or if none is appointed within six months of his death, to his spouse, or if not then living, to his then living descendants, per stirpes, in the same manner and at the same intervals as they would have been made to such Participant had he continued to live. The Participating Company may, in its complete discretion, accelerate some or all of the payments which may be due under this
         Section 5(b). Upon filing a written designation of beneficiary with the Participating Company, it shall revoke all prior designations filed prior to that date by the Participant.

  (c) Anything in this Paragraph 6 notwithstanding, in lieu of distributing to the Participant the balance in his or her Deferred Money Account and/or Stock Unit Account under 6(a), the Participating Company may, in its complete discretion, transfer said balance to any other nonqualified deferred compensation plan maintained by it or any member of a controlled group of corporations (as defined in Section 414[b] of the Internal Revenue Code of 1986, as amended) of which the Participating Company is a part (the "Transferee Plan"), provided the Participant is eligible to participate in the Transferee Plan at the time of the transfer.

7. PARTICIPANT'S RIGHTS UNSECURED. The right of any Participant to receive a distribution hereunder in IBT Bancorp, Inc. common stock or in cash shall be an unsecured claim against the general assets of the Participating Company. The deferred chairman's salary (if any), retainers and fees may not be encumbered or assigned by the Participant.

8. UNFUNDED PLAN. The Plan shall be a bookkeeping account only, and no Participating Company shall be required in any way to fund the Plan. No Participating Company shall have any obligation to set aside, earmark or entrust any fund, policy or money with which to pay its obligations under the Plan. The Participant, or any successor in interest, shall be and remain a general creditor of each Participating Company for whom the Participant


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         has made a deferral election with respect to the right to receive a benefit under the Plan in the same manner as any other creditor who has a general claim for unpaid liability. The respective Participating Company shall be the sole owner and beneficiary of any assets acquired for its general account under this Plan. No Participating Company shall make any loans or extend credit to the Participant, or any successor in interest, which shall be offset by benefits payable under this Plan.

9. AMENDMENTS TO THE PLAN. The Board of Directors of IBT Bancorp, Inc. may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of rights to which he would have been entitled if the Plan had been terminated on the effective date of such amendment.

10. TERMINATION OF PLAN. The Board of Directors of IBT Bancorp, Inc. may terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to a Participant's accounts as of the date of termination shall be made in the manner and at the time heretofore prescribed.

11. EXPENSES. Costs of administration of the Plan will be appropriately apportioned among the Participating Companies.

12. STATUS OF PLAN. This Plan does not constitute a contract of employment between any of the parties, nor shall any provision of this Plan restrict the right of any Participating Company's shareholders to replace a director or the right of a director to terminate service on a Board.

13. BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of the parties hereto and upon the successors and assigns of each Participating Company, and upon the heirs and legal representatives of the Participant.

14. INCOMPETENCY. If a Participating Company shall find that any person to whom any payment is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, a committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act, or to any person deemed by the Participating Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Participating Company may determine. Any such payment shall be a complete discharge of the liabilities of the Participating Company under this Plan.

15. ASSIGNMENT OF RIGHTS. None of the rights to compensation under this Plan are assignable by the Participant or any beneficiary or designee of the Participant, and any attempt to


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         anticipate, sell, transfer, assign, pledge, encumber, or change the
         Participant's right to receive compensation shall be void.

16.      NAMED FIDUCIARY.

  (a) IBT Bancorp, Inc. is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have authority to control and manage the operation and administration of this Plan, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan.

  (b) IBT Bancorp, Inc. shall make all determinations as to rights to benefits under this Plan. Any decision by IBT Bancorp, Inc. denying a claim made by the Participant or by a beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or such beneficiary. Such statements shall set forth the specific reasons for the denial, written to the best of IBT Bancorp, Inc.'s ability in a manner that may be understood without legal or actuarial counsel. In addition, IBT Bancorp, Inc. shall afford a reasonable opportunity to the Participant or such beneficiary for a full and fair review of the decision denying such claim.

  (c) Subject to the foregoing, the Board of Directors of the Participating Companies shall appoint an impartial Administrative Committee consisting of individuals who are not participants in the Plan. The Administrative Committee shall have the full power and authority to interpret, construe and administer this Plan. No member of the Administrative Committee shall, in any event, be liable to any person for any action taken or omitted in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith. In no event, however, shall the provisions of paragraph 8 or any other provisions in this Plan prevent the Participant from seeking legal recourse for any claim he may have under this Plan.

17. GOVERNING LAW. This Plan shall be governed by the laws of the State of Michigan.

18. SEVERABILITY. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

19. PERIOD OF ECONOMIC HARDSHIP. If, in any year, payments made under this Plan would, in the sole judgment of a Participating Company's Board of Directors, create economic hardship for the Participating Company, the Board of Directors has full authority to postpone such payments. However, upon such postponement, the Participating Company will increase the total sum payable to the Participant or the Participant's beneficiaries under this Plan by an actuarially determined amount.


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20.      PRIOR PLAN. This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous plans or understanding between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

Receipt acknowledged by:                    ISABELLA BANK AND TRUST

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BY:                                         BY:
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         Dennis P. Angner

ITS:     Executive Vice President           ITS:
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

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